                                   EXHIBIT 11.
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

THREE-MONTH PERIOD ENDED SEPTEMBER 30, 1998
----------------------------------------------------------------------------------------------------
                                                                                       ASSUMING
                                                                    BASIC            DILUTION (2)
                                                              ------------------   -----------------

WEIGHTED AVERAGE OF OUTSTANDING SHARES                               36,757,055          36,757,055

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                                              N/A             843,738

OTHER POTENTIALLY DILUTIVE SECURITIES:
     CONVERTIBLE NOTES (1)                                                  N/A           3,571,429

                                                              ------------------   -----------------
SHARES USED IN COMPUTING
NET INCOME PER COMMON SHARE                                          36,757,055          41,172,222
                                                              ==================   =================


NET INCOME                                                     $      8,611,000     $     8,611,000

ADJUSTMENTS ASSUMING DILUTION:
     INTEREST EXPENSE ADJUSTMENT, NET OF APPLICABLE TAXES                   N/A             224,000

                                                              ------------------   -----------------
NET INCOME                                                     $      8,611,000     $     8,835,000
                                                              ==================   =================



NET INCOME PER COMMON SHARE                                    $           0.23     $          0.21
                                                              ==================   =================

NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998
----------------------------------------------------------------------------------------------------
                                                                                      ASSUMING
                                                                    BASIC           DILUTION (2)
                                                               -----------------   -----------------

WEIGHTED AVERAGE OF OUTSTANDING SHARES                               35,199,984          35,199,984

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                                              N/A           1,153,821

OTHER POTENTIALLY DILUTIVE SECURITIES:
     CONVERTIBLE NOTES (1)                                                  N/A           3,571,429

                                                               -----------------   -----------------
SHARES USED IN COMPUTING
NET INCOME PER COMMON SHARE                                          35,199,984          39,925,234
                                                               =================   =================


NET INCOME                                                      $    22,549,000     $    22,549,000

ADJUSTMENTS ASSUMING DILUTION:
     INTEREST EXPENSE ADJUSTMENT, NET OF APPLICABLE TAXES                   N/A           2,264,000

                                                               -----------------   -----------------
NET INCOME                                                      $    22,549,000     $    24,813,000
                                                               =================   =================



NET INCOME PER COMMON SHARE                                     $          0.64     $          0.64
                                                               =================   =================

NOTES:

(1)- ON SEPTEMBER 16, 1997, THE COMPANY SOLD $100 MILLION OF 5% CONVERTIBLE SUBORDINATED NOTES DUE OCTOBER 2002. THE NOTES ARE CONVERTIBLE AT THE OPTION OF THE HOLDERS INTO ORBITAL COMMON STOCK AT A CONVERSION PRICE OF $28.00 PER SHARE.



(2)- SUBSIDIARY STOCK OPTIONS THAT ENABLE HOLDERS TO OBTAIN SUBSIDIARY'S COMMON STOCK PURSUANT TO EFFECTIVE STOCK OPTION PLANS ARE INCLUDED IN COMPUTING THE SUBSIDIARY'S EARNINGS PER SHARE, TO THE EXTENT DILUTIVE. THOSE EARNINGS PER SHARE DATA ARE INCLUDED IN THE COMPANY'S PER SHARE COMPUTATIONS BASED ON THE COMPANY'S HOLDINGS OF THE SUBSIDIARY'S STOCK. FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998, ALL SUCH SUBSIDIARY STOCK OPTIONS WERE ANTI-DILUTIVE.